                                  EXHIBIT 3(5)

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HEWLETT
PACKARD                                                   LEASE SCHEDULE # CNS-1
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      MASTER AGREEMENT #           REFERENCE #            DATE OF SCHEDULE
----------------------------- --------------------- ----------------------------
            7411                                         SEPTEMBER 1, 1999
----------------------------- --------------------- ----------------------------


Between:      NEURO-BIOTECH INC.                      (the "Customer").
and           HEWLETT-PACKARD (CANADA) LTD.           (the "HP")

Check One:

1a.        TERM. (EQUIPMENT HP INSTALLED). The term of this Schedule (the "Lease
/ / Term") shall commence immediately on the date indicated on HP's signed installation report or Delivery and Acceptance Certificate for such Equipment, which date shall be deemed to be the date of delivery and acceptance of such Equipment, by the Customer.

1b.        TERM. (EQUIPMENT CUSTOMER INSTALLED). The term of the Schedule (the
/ / "Lease Term") shall commence on the first date indicated on HP's waybill for such Equipment, which date shall be deemed to be the date of delivery and acceptance of such Equipment, by the Customer.

           The Lease Term shall continue for the minimum period of months (the "Lease Term") which is specified below and may thereafter be terminated by either party at any time on or after the end of the Lease Term, by giving the other party forty-five (45) days prior written notice thereof, failing which the Lease Term shall automatically continue beyond the expiry of the Lease Term on a monthly basis on the same terms and conditions as provided for herein and in the Agreement.

2. RENT. As rent for the lease of the Equipment covered by this Schedule, Customer agrees to pay HP throughout the Lease Term hereof, 48 consecutive monthly installments of $31,060.15 each. The first such installment being due and payable on the commencement date of the Lease Term.


                   ----------------------------------------------------------
                                  MONTHLY LEASE PAYMENT
                   ----------------------------------------------------------
                              Buyout Lease Payment:         $27,811.04
                   ----------------------------------------------------------
                          Receivable Lease Payment:           3,249.11
                   ----------------------------------------------------------
                                         Sub-Total:         $31,060.15
                   ----------------------------------------------------------
                              Hardware Maintenance:                N/A
                   ----------------------------------------------------------
                        H/W Uplift (if applicable):                N/A
                   ----------------------------------------------------------
                                          Sub-Total         $31,060.15
                   ----------------------------------------------------------
                                               GST:           2,174.21
                   ----------------------------------------------------------
                                       PST/HST/QST:           2,492.58
                   ----------------------------------------------------------
                       TOTAL MONTHLY LEASE PAYMENT:         $35,726.94
                   ----------------------------------------------------------



3. EQUIPMENT LEASED. The following terms of Equipment are hereby leased by HP to the Customer on the terms and conditions specified in this Schedule which shall form a part of and be subject to the terms and conditions of the Agreement.


-------- ------------------------- ------------------------------------ -------------------- -------------------- -----------------
   QTY          MODEL NO.                      DESCRIPTION                  SERIAL NO.         NET PRICE/UNIT       TOTAL AMOUNT
-------- ------------------------- ------------------------------------ -------------------- -------------------- -----------------
    1    REFINANCING OF BUYOUTS ON AGREEMENTS 7044-1A, 2, 3, 4, 5, 7, 8, 9, 10, 11, 12,
         14, 16, 17, 18, 19, 20, AND 21 (EQUIPMENT LISTS ATTACHED)                                 $1,117,377.95      $1,117.377.9
-------- ----------------------------------------------------------------------------------- -------------------- -----------------

-------- ----------------------------------------------------------------------------------- -------------------- -----------------
    1    REFINANCING OF OUTSTANDING INVOICES ON ABOVE REFERENCED AGREEMENTS                          $133,089.78       $133,089.78
-------- ----------------------------------------------------------------------------------- -------------------- -----------------

-------- ------------------------- ------------------------------------ -------------------- -------------------- -----------------
                                                               TOTAL COST OF EQUIPMENT COVERED BY THIS SCHEDULE:     $1,250,467.73
----------------------------------------------------------------------------------------------------------------- -----------------


4.         INSTALLATION ADDRESS ________________________________________________
           (if different than Customer address)            Street Address
                                ________________________________________________
                                                      City/Province/Postal Code

5. CUSTOMER PURCHASE ORDER. Customer will | |/ will not | | deliver to HP, within ten (10) days following the date of signing and delivering this Schedule to HP, Customer's form of purchase order respecting the terms and conditions of the Agreement and Schedule.

6. LEASE CREDIT APPROVAL. It is a condition precedent to Execution of this Schedule that Customer has received credit approval from HP and that this Schedule has been co-signed by a Finance Representative of HP.

           EXHIBITS: THE EXHIBITS LISTED BELOW ARE ATTACHED HERETO AND FORM PART OF THIS AGREEMENT.


         ------------------------------------- -----------------------------
         DOCUMENT NAME                                 REFERENCE #
         ------------------------------------- -----------------------------
         Equipment List                                ILS Reports
         ------------------------------------- -----------------------------
         Program Rider                                  TF008LEA
         ------------------------------------- -----------------------------
         Pre-Authorized Payment Approval                TF018PAP
         ------------------------------------- -----------------------------

         ------------------------------------- -----------------------------



7.         END OF TERM OPTION:

           At the expiration of the full Lease Term, title to the Equipment will automatically transfer to the Customer.

The above terms and conditions become a part of and subject to the terms and conditions of the Master Equipment Lease Agreement and Lease Schedule, which, except as modified herein, remains in full force and effect.


In witness whereof the parties hereto have executed this Agreement as of the 1st day of September, 1999.

-------------------------------------   ----------------------------------------
NEURO-BIOTECH INC.                      HEWLETT-PACKARD (CANADA) LTD.
-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------
Authorized Signature                    Authorized Signature

-------------------------------------   ----------------------------------------
Typed Name & Title                      Type Name & Title

-------------------------------------   ----------------------------------------
Street Address                          Street Address

-------------------------------------   ----------------------------------------
City, Province   Postal Code            City, Province   Postal Code




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